                                                                   Exhibit 99.1

                              Joint Filer Information

Name of Joint Filer:                    VPC Impact Acquisition Holdings
                                        Sponsor II,LLC

Address of Joint Filer:                 c/o Victory Park Capital Advisors, LLC
                                        150 North Riverside Plaza, Suite 5200
                                        Chicago, IL 60606

Relationship of Joint Filer to Issuer:  10% Owner, Director

Issuer Name and Ticker of Trading       VPC Impact Acquisition Holdings II
Symbol:                                 [VPCB]

Date of Event Requiring Statement:      03/04/2021
(Month/Day/Year):

Name of Joint Filer:                    Richard M. Levy

Address of Joint Filer:                 c/o VPC Park Capital Advisors, LLC
                                        150 North Riverside Plaza, Suite 5200
                                        Chicago, IL 60606

Relationship of Joint Filer to Issuer:  10% Owner

Issuer Name and Ticker of Trading       VPC Impact Acquisition Holdings II
Symbol:                                 [VPCB]

Date of Event Requiring Statement:      03/04/2021
(Month/Day/Year):